Exhibit 10.18

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of this 30th day of October, 2025 (the “Effective Date”), by and between IIOT-OXYS, Inc., a Nevada corporation (the “Seller”), and GHS Investments, LLC a Nevada Limited Liability Corporation (the “Buyer”). Each of the Seller and the Buyer shall be referred to herein as a “Party” and, together, the “Parties.”

RECITALS

WHEREAS, the Buyer GHS Investments, Inc. (“GHS”), is a creditor and shareholder of the Seller;

WHEREAS, on July 29, 2020, November 19, 2020, December 16, 2020, December 21, 2021, February 8, 2022, March 25, 2022, November 17, 2022, August 29, 2023, April 24, 2024, October 4, 2024, March 21, 2025, April 11, 2025, and May 14, 2025, the Seller issued to GHS Securities in the aggregate principal amount of $943,800 (the “Securities”) and a “Triggering Event,” as defined in each of the Certificates of Designation of Preferences, Rights and Limitations on each of the Securities has occurred which provides GHS with a voluntary redemption right (the “Redemption Rights”);

WHEREAS, despite having Redemption Rights, GHS has not exercised them;

WHEREAS, on May 14, 2025, the Seller entered into an extension of that certain $75,000 Note between the Seller and the Buyer, pursuant to which the Maturity Date for the Note was extended until October 29, 2025 and all prior Events of Default relating to the Note were waived by GHS;

WHEREAS, on October 29, 2025, the Seller entered into an extension of that certain $75,000 Note between the Seller and the Buyer, pursuant to which the Maturity Date for the Note was extended until April 29, 2026 and all prior Events of Default relating to the Note were waived by GHS;

WHEREAS, at the time of the extensions above, it was contemplated that GHS or an affiliate would receive a controlling interest in the Seller as consideration for entering into the Note extensions and other valuable consideration recited herein; and

WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase one hundred (100) shares (the “Series A Preferred Stock”) of the Seller’s Series A Supervoting Preferred Stock (the “Shares”) which, at Closing, will constitute a controlling interest in the Seller, for the Note extensions and consideration recited above and on the terms and subject to the conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the covenants and conditions set forth herein, the Parties agree as follows:

1. Issuance of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 herein), the Seller shall issue, convey, transfer, and assign, upon the terms and conditions hereinafter set forth, to Buyer, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature and description, and Buyer shall purchase and accept from the Seller the Shares.

2. Closing. The consummation of the issuance of the Shares contemplated herein (the “Closing”) shall take place at such time and place as the Buyer and the Seller agree upon orally or in writing. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as of the date hereof (which representations and warranties shall survive the Closing as provided in Section 11.1 of this Agreement) as follows to the best of its knowledge:

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3.1Authority. The Seller has all requisite power, right and authority to enter into this Agreement and the documents contemplated hereby (the “Transaction Documents”) to which it is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Shares without the consent or approval of any other person, corporation, partnership, joint venture, organization, other entity or governmental or regulatory authority (“Person”). The Seller has taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents.

3.2Enforceability. This Agreement has been, and the other Transaction Documents to which the Seller is a party on the Closing Date will be, duly executed and delivered by the Seller, and this Agreement is, and each of the other Transaction Documents to which they are a party on the Closing will be, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms.

3.3No Approvals or Notices Required; No Conflicts. Except as provided on Schedule 3.3, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law, judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Seller, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Seller is a party or by which it is bound or to which any assets of the Seller are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Seller, or upon the Shares or other securities of the Seller.

3.4Voting Control of the Seller. As of the Closing Date, the Shares constitute a majority of the voting control of the Seller.

3.5Full Disclosure. No information furnished by or on behalf of the Seller to the Buyer or its representatives in connection with this Agreement or the transactions contemplated by this Agreement is false or misleading. In connection with such information and with this Agreement and the transactions contemplated hereby, the Seller has not made any untrue statement of financial or material fact or omitted to state a fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made or delivered, not misleading.

3.3No Broker. No broker, finder or other financial consultant has acted on behalf of the Seller in connection with this Agreement. The Seller shall indemnify and hold Buyer harmless from any brokers, finders or other consultants fees or commissions incurred or accrued in connection with this Agreement or the transactions contemplated by this Agreement by the Seller.

4. Representations and Warranties of Buyer. The Buyer represents and warrants to the Seller as follows to the best of its knowledge:

4.1Authority. The Buyer has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, and the Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer, will constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

4.2No Conflict. The execution, delivery and performance of this Agreement and/or the Transaction Documents by the Buyer and the consummation of the transactions contemplated hereby or thereby by the Buyer will not (a) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract or judgment to which the Buyer is a party or by which it is bound, or (b) violate any applicable law, statute, rule, ordinance or regulation of any governmental body.

4.3Securities Law Representations and Warranties. The Buyer has been advised that the issuance of the Shares is not registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, but are being sold pursuant to exemptions from such laws, and that the Seller’s reliance upon such exemptions is predicated in part on the Buyer’s representations contained herein. The Buyer acknowledges that the Seller is relying, in part, upon the Buyer’s representations and warranties contained herein for the purpose of qualifying the issuance of the Shares for applicable exemptions from registration or qualification pursuant to federal or state securities laws, rules and regulations.

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4.3.1Acquired Entirely for Own Account. The Shares will be acquired for the Buyer’s own account, not as a nominee or agent, and not with a view to distributing all or any part thereof. The Buyer has no present intention of selling, granting any participation in or otherwise distributing any of the Common Stock in a manner contrary to the Act or any applicable state securities law. The Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such person or to any third person with respect to any of the Shares.

4.3.2Due Diligence. The Buyer has been solely responsible for its own due diligence investigation of the Seller and its business, and its analysis of the merits and risks of the investment made pursuant to this Agreement, and are not relying on anyone else’s analysis or investigation of the Seller, its business or the merits and risks of the Shares other than professional advisors employed specifically by the Buyer to assist the Buyer.

4.3.3Access to Information. The Buyer believes it has been given access to full and complete information regarding the Seller, including, in particular, the current financial condition and lack of tangible assets of the Seller and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about the Seller; particularly, the Buyer has either attended or been given reasonable opportunity to attend a meeting with management of the Seller, for the purpose of asking questions of, and receiving answers from, such persons concerning the terms and conditions of the issuance of the Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided to the Seller about the Seller. No such investigation, however, shall qualify in any respect the representations and warranties of the Seller in this Agreement.

4.3.4Sophistication. The Buyer, either alone or with the assistance of its professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

4.3.5Suitability. The investment in the Shares is suitable for the Buyer based upon its investment objectives and financial needs, and the Buyer has adequate net worth and means for providing for their current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares. The Buyer’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Shares will not cause such overall commitment to become excessive.

4.3.6Professional Advice. The Buyer has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in the investment in the Shares, the condition of the Seller and the suitability of the investment in the Shares in light of the Buyer’s financial condition and investment needs.

4.3.7Ability to Bear Risk. The Buyer is in a financial position to purchase and hold the Shares and is able to bear the economic risk and withstand a complete loss of its investment in the Shares.

4.3.8Accredited Investor. The Buyer is an “accredited investor” within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Act.

4.3.9Restricted Securities. The Buyer realizes that (a) the Shares have not been registered under the Act, are characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available, and (b) there is presently a limited public market for the Shares and the Buyer would most likely not be able to liquidate its investment in the event of an emergency or to pledge the Shares as collateral security for loans. The Buyer’s financial condition is such that it is unlikely that the Buyer would need to dispose of any of the Shares in the foreseeable future. In this connection, the Buyer represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

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5. Conditions Precedent to Buyer’s Obligations. The Buyer’s obligations under this Agreement are subject to the satisfaction of each of the following conditions, each of which is material, for the sole benefit of the Buyer and may be waived only in writing by the Buyer:

5.1Representations and Warranties. The representations of the Seller contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2Performance of Agreements. The Seller shall have duly performed and complied with all covenants and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with by them on or before the Closing Date.

5.3Delivery of Certificates. Unless issued in book entry form, the Seller shall have delivered to the Buyer a certificate or certificates representing the Shares, duly endorsed for transfer on the Seller’s books or electronic certificates.

5.4Due Diligence. The results of the Buyer’s due diligence investigation of the Seller and the Seller as it relates to the Shares shall be satisfactory in all respects to the Buyer.

5.5No Adverse Changes. From the Effective Date to the Closing Date, there shall not have been any material adverse change in (a) the business, operations, assets, liabilities, earnings, condition (financial or otherwise) or prospects of the Seller or (b) with respect to the Seller and the Shares, and no material adverse change shall have occurred (or be threatened) in any domestic or foreign laws affecting the Seller or in any third party contractual or other business relationships of the Seller.

5.6Board Appointments and Resignations. The Board of Directors of the Seller shall have appointed Mark Grober, Matthew Schissler and Sarfraz Hajee as directors of the Seller effective as of the Closing Date and resignations from Vidhyadhar Mitta as director and Karen McNemar from all officer positions shall have been received effective as of the Closing Date.

5.7Consents. All Parties have obtained all governmental, shareholder, board of director and third-party consents and approvals which may be required in order to complete the transactions proposed herein.

5.8Buyer Consulting Agreement. The Seller and Buyer shall have entered into a consulting agreement satisfactory to both Parties.

5.8No Threatened Litigation. There exists no pending or threatened litigation or any contractual or regulatory obligations against the Seller which would have a material adverse effect upon the Seller or its operations, or regarding the Shares.

5.9Conversion of Seller Debt to Equity. All notes, either secured or not, of the Seller are converted to equity securities of the Seller; however, all preferred shares issued for debt shall be convertible at a fixed price and shall provide the Seller with voluntary redemption. All security/collateralization of assets by third parties against the Seller assets shall be released.

5.10Conversion of Seller Payables to Equity. Unless waived by the Buyer in writing prior to Closing, all payables and accrued payroll of the Seller are either paid in full or satisfied from the balance sheet through the issuance of equity with all preferred shares issued convertible at a fixed price and shall provide the Seller with voluntary redemption.

5.11Ownership of Series A Preferred Shares. All shares of Series A Preferred Stock are cancelled except for the Shares.

6. Conditions to the Seller’s Obligations. The Seller’s obligations under this Agreement are subject to the satisfaction of the following conditions:

6.1Representations and Warranties. The representations of the Buyer contained in Section 4 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

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6.2Performance of Agreements. Buyer shall have duly performed and complied with all covenants and obligations contained in this Agreement on or before the Closing Date.

6.3Consents. All Parties have obtained all governmental, shareholder, board of director and third-party consents and approvals which may be required in order to complete the transactions proposed herein.

6.4Buyer Consulting Agreement. The Seller and Buyer shall have entered into a consulting agreement satisfactory to both Parties.

6.5Prior Management Consulting Agreements. The Seller shall have entered into consulting agreements with each of Clifford L. Emmons and Karen McNemar satisfactory to the Seller, the Buyer, and Mr. Emmons and Ms. McNemar, respectively.

6.6Certificates, Permits, and Approvals. All certificates, permits and approvals that are required in connection with the Buyer’s operation of the Seller have been obtained by the Buyer.

7. Covenants.

7.1Further Action. Upon the terms and subject to the conditions hereof, each of the Parties shall (a) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the transactions contemplated hereby and shall cooperate with the opposing Party with respect to such filings and submissions and (b) use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the closing of the issuance of the Shares to the Buyer. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each Party to this Agreement shall use its best efforts to take all such action. None of the Buyer or the Seller will undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

8. Taxes. Each of the Parties shall be responsible for the payment of all of their respective transfer, sales and use and documentary taxes, filing and recording fees and similar charges that may be payable in connection with the transactions contemplated by this Agreement.

9. Transaction Costs. Each Party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys’ and accountants’ fees and expenses.

10. Attorneys’ Fees and Costs. In the event that a Party commences a legal proceeding (including arbitration pursuant to Section 12.2 of this Agreement) to enforce its rights under this Agreement, the prevailing Party shall be entitled to recover its attorneys’ fees and costs from the non-prevailing Party or Parties, including those incurred in any arbitration, bankruptcy or appeal procedure.

11. Survival and Indemnification.

11.1Survival. All representations and warranties of the Parties contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of twelve (12) months after the Closing Date. The covenants and agreements of the Seller and the Buyer contained in this Agreement or in the Transaction Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

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11.2In General.

11.2.1The Seller shall indemnify and hold the Buyer harmless from any and all Damages resulting from (i) any breach of any representation or warranty made by the Seller in this Agreement or in any Transaction Document and (ii) any breach by the Seller of any covenant, agreement or obligation of the Seller contained in this Agreement.

11.2.2The Buyer shall indemnify and hold the Seller harmless from any and all Damages resulting from (i) any breach of any representation or warranty made by the Buyer in this Agreement or in any Transaction Document and (ii) any breach by the Buyer of any covenant, agreement or obligation of the Buyer contained in this Agreement or any Transaction Document.

11.3Claims for Indemnification. Whenever any claim shall arise for indemnification under Section 11 of this Agreement, the party seeking indemnification (the “Indemnified Party”) shall promptly notify the Party from whom indemnification is sought (the “Indemnifying Party”) of the existence of the claim and, when known, the facts constituting the basis for such claim. In the event any such claim for indemnification is made resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising from such claim. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification as provided in Section 11.4 of this Agreement.

11.4Defense by Indemnifying Party. In connection with any claim giving rise to indemnity resulting from or arising out of any claim or legal proceeding by a person or entity who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or resulting litigation within thirty (30) days after the date that notice of such claim is received from the Indemnified Party, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

12. Miscellaneous.

12.1Assignment. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

12.2Arbitration. Any claims or disputes arising out of this Agreement which cannot be resolved amicably between the Parties shall be settled by submission to the American Arbitration Association (the “AAA”) for binding arbitration to be conducted in Las Vegas, Nevada. The arbitration shall be conducted by one (1) arbitrator mutually agreed upon by the Parties, or, if the Parties cannot agree, chosen in accordance with the AAA rules, and resolution of the dispute by such arbitrator shall be binding and conclusive upon the Parties. On prior leave of the arbitrator, the Parties may engage in limited discovery, including limited depositions. Any award made pursuant to this Section 12.2 may be entered in and enforced by any court having jurisdiction, and the parties consent and commit themselves to the jurisdiction of the courts of the State of Nevada for the purpose of the enforcement of any such award. The arbitrator shall award attorneys’ fees and costs to the substantially prevailing Party in accordance with Section 10 of this Agreement. The fees of the arbitrator shall be borne equally by the Parties except that, in the discretion of the arbitrator, any award may include a Party’s share of such fees.

12.3Entire Agreement. This Agreement embodies and constitutes the entire understanding among the Parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the Parties, oral or written, are merged into and superseded by this Agreement.

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12.4Modification and Waiver. Neither this Agreement nor any of its provisions may be modified, amended, discharged or terminated except in writing signed by the Party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such writing. No failure of a party to insist upon strict performance by the other Party of any of the terms and conditions of this Agreement shall constitute or be deemed to be a waiver of any such term or condition, or constitute an amendment or waiver of any such term or provision by course of performance, and each Party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon strict performance by the other Party of any and all of the terms and conditions of this Agreement. Any Party may, in its sole and absolute discretion, waive, only in writing, any condition set forth in this Agreement to such Party’s obligations under this Agreement which is for the sole benefit of the waiving Party, in which event the non-waiving Party or Parties shall be obligated to close the transaction upon all of the remaining terms and conditions of this Agreement.

12.5Notices. Any notice required or permitted under this Agreement shall be in writing, and shall be delivered personally or sent by first class certified mail, or by air courier, postage or other charges prepaid, to the Parties at the following addresses:

to the Seller:	IIOT-OXYS, Inc. c/o CEO 705 Cambridge St. Cambridge, MA, 02141

to Buyer:	GHS Investments, LLC c/o Managing Member 420 Jericho Turnpike, Suite 102 Jericho, NY 11753

or to such other address or addresses as the Parties may from time to time specify in writing. Notice shall be provided by air courier and shall be deemed effective upon the earlier of actual delivery to the recipient or six (6) days after the date on which such notice was delivered to the courier service. If notice is sent in any manner other than as provided by this Section 12.5, notice shall be deemed received when actually received by the Party to whom the notice was delivered.

12.6Governing Law; Severability. This Agreement shall be governed for all purposes by the laws of the State of Nevada applicable to agreements executed and to be wholly performed in Nevada . Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained in this Agreement and any present or future statute or law, ordinance or regulation or judicial ruling or governmental decision with the force of law contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of the Agreement which is affected shall be limited only to the extent necessary to bring it within the requirements of such law, ruling or decision without invalidating or affecting the remaining provisions of the Agreement.

12.7Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such documents shall constitute one and the same document.

12.8Contract Interpretation. The Parties acknowledge that they have caused this Agreement to be reviewed and approved by legal counsel of their own choice. This Agreement has been specifically negotiated, and any presumption that an ambiguity contained in this Agreement shall be construed against the Party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

12.9Other Parties. Nothing contained in this Agreement shall be construed as giving any Person, firm, corporation or other entity, other than the Parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any term or condition contained in this Agreement.

12.10Incorporation by Reference. All attached exhibits and schedules are incorporated as terms of this Agreement by this reference.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

THE SELLER:

IIOT-OXYS, Inc.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

THE BUYER:

GHS Investments, LLC

By:	/s/ Mark Grober
Mark Grober, Managing Member

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